Exhibit 99.1

FirstEnergy Corp.	For Release: September 15, 2022
76 South Main Street
Akron, Ohio 44308
www.firstenergycorp.com

News Media Contact:	Investor Contact:
Jennifer Young	Irene Prezelj
(216) 337-8789	(330) 384-3859

FirstEnergy Announces CEO Transition

President and Chief Executive Officer Steven E. Strah to Retire

John W. Somerhalder Appointed Interim President and Chief Executive Officer

Board to Initiate Search for Permanent Successor

AKRON, Ohio – FirstEnergy Corp. (NYSE: FE) today announced that John W. Somerhalder II, Chair of the FirstEnergy Board of Directors, has been named interim President and Chief Executive Officer, effective September 16, 2022. Mr. Somerhalder’s appointment follows Steven E. Strah’s decision to retire as President and Chief Executive Officer of FirstEnergy and as a member of the Board of Directors.

Mr. Somerhalder will continue to serve as Chair of the FirstEnergy Board and work closely with the company’s executive team. The FirstEnergy Board will commence a search of external candidates to identify a permanent CEO. The Board of Directors has completed its previously announced management review.

“I look forward to working with the company’s executive team and dedicated FirstEnergy employees to continue delivering exceptional value to our customers and shareholders,” said Mr. Somerhalder. “With the Board’s continued support, I welcome the opportunity to lead the company during this transition and oversee the continued execution of our strategy to become a more resilient and forward-looking company, positioning the business for long-term stability and success.”

“On behalf of the Board, I would like to thank Steve for his many contributions and years of service to FirstEnergy and wish him well in his next chapter,” said Lisa Winston Hicks, Lead Independent Director of the FirstEnergy Board. “In our search, we will look to identify a visionary leader to continue driving strong performance across the business, while continuing to foster an environment of uncompromising integrity and shared responsibility to execute on the company’s strategic priorities. As we conduct this search for a permanent CEO, we are fortunate to have a leader of John’s caliber and experience to step into the role on an interim basis to ensure that the company continues building on its strong momentum.”

“We have been encouraged to see the company’s ongoing efforts to strengthen compliance, operational excellence and its balance sheet,” said Sean Klimczak, Blackstone’s Global Head of Infrastructure and FirstEnergy director. “They serve as an important step in FirstEnergy’s path to delivering exceptional customer service and ensuring transparency with its partners. We are excited about the company’s growth potential and look forward to continuing our partnership as they build upon this momentum.”

“With the company’s operational momentum and portfolio of irreplaceable assets, we believe FirstEnergy is well-positioned to capitalize on long-term sustainable investments to meet customers’ needs while growing value for shareholders,” said Andrew Teno, portfolio manager of Icahn Capital LP and FirstEnergy director. “We look forward to continuing to support the company as it executes its transformation.”

“It has been a great honor to be part of the FirstEnergy family for more than 38 years,” Mr. Strah said. “I want to express my gratitude to the extremely dedicated employees, as well as our incredibly talented management team. I believe the future holds great opportunity for this organization.”

Financial Update

FirstEnergy’s outlook for 2022 continues to be strong, and the company expects results in the upper half of the guidance range provided to the investment community on its second quarter earnings call in July. In addition, the company continues to be focused on accelerating its balance sheet improvement efforts in order to achieve credit metrics consistent with those of premier utilities. The company expects to achieve this through organic growth in operating cash flow, as well as an additional, EPS-accretive transaction involving a minority interest in a transmission or distribution asset.

About John Somerhalder

Mr. Somerhalder, age 66, has served as Chair of the Board since May 2022, and previously served as Vice Chair and Executive Director of the company from March 2021 to May 2022. Prior to joining FirstEnergy, Mr. Somerhalder served as interim president and chief executive officer of CenterPoint Energy, Inc., an electric and natural gas utility serving several U.S. markets, from February 2020 to July 2020, and served as a member of the CenterPoint Energy board of directors from 2016 through July 2020. Mr. Somerhalder also served as interim president and chief executive officer of Colonial Pipeline Company, a U.S. refined products pipeline company, from February 2017 to October 2017. Prior to that, Mr. Somerhalder served as president and chief executive officer of AGL Resources Inc., an energy services holding company in the southeastern United States, from March 2006 through his retirement in December 2015, and served as chairman of the company’s board from November 2007 until December 2015. Prior to joining AGL Resources, Mr. Somerhalder served in a number of roles with El Paso Corporation, a publicly traded natural gas and related energy products provider, where he spent almost 30 years, starting his career as an engineer and progressing through leadership roles before being named president of El Paso Pipeline Group and executive vice president of El Paso

Corporation. Mr. Somerhalder also previously held directorships with Gulfport Energy Corp., Crestwood Equity Partners LP, Enable Midstream Partners, LP, and SunCoke Energy Partners GP LLC.

FirstEnergy is dedicated to safety, reliability and operational excellence. Its ten electric distribution companies form one of the nation’s largest investor-owned electric systems, serving customers in Ohio, Pennsylvania, New Jersey, West Virginia, Maryland and New York. The company’s transmission subsidiaries operate approximately 24,000 miles of transmission lines that connect the Midwest and Mid-Atlantic regions. Follow FirstEnergy online at www.firstenergycorp.com. Follow FirstEnergy and its utilities on Twitter @FirstEnergyCorp, @ToledoEdison, @IlluminatingCo, @OhioEdison, @MonPowerWV, @JCP_L, @Penn_Power, @Penelec, @Met_Ed, @PotomacEdison, @W_Penn_Power.

Forward-Looking Statements: This press release includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “forecast,” “target,” “will,” “intend,” “believe,” “project,” “estimate,” “plan” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the potential liabilities, increased costs and unanticipated developments resulting from government investigations and agreements, including those associated with compliance with or failure to comply with the Deferred Prosecution Agreement entered into on July 21, 2021 with the U.S. Attorney’s Office for the Southern District of Ohio; the risks and uncertainties associated with government investigations and audits regarding Ohio House Bill 6, as passed by Ohio’s 133rd General Assembly (“HB 6”) and related matters, including potential adverse impacts on federal or state regulatory matters, including, but not limited to, matters relating to rates; the risks and uncertainties associated with litigation, arbitration, mediation, and similar proceedings, particularly regarding HB 6 related matters, including risks associated with obtaining court approval of the settlement agreement in the derivative shareholder lawsuits and risks associated with securities litigation; changes in national and regional economic conditions, including recession and inflationary pressure, affecting us and/or our customers and those vendors with which we do business; weather conditions, such as temperature variations and severe weather conditions, or other natural disasters affecting future operating results and associated regulatory actions or outcomes in response to such conditions; legislative and regulatory developments, including, but not limited to, matters related to rates, compliance and enforcement activity, cybersecurity, and climate change; the ability to accomplish or realize anticipated benefits from our FE Forward initiative and our other strategic and financial goals, including, but not limited to, overcoming current uncertainties and challenges associated with the ongoing government investigations, executing our transmission and distribution investment plans, greenhouse gas reduction goals, controlling costs, improving our credit metrics, growing earnings, and strengthening our balance sheet; changing market conditions affecting the measurement of certain liabilities and the value of assets held in our pension trusts may negatively impact our results of operations and related guidance, and may also cause us to make contributions to our pension sooner or in amounts that are larger than currently anticipated; the risks associated with cyber-attacks and other disruptions to our, or our vendors’, information technology system, which may compromise our operations, and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information; mitigating exposure for remedial activities associated with retired and formerly owned electric generation assets; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us, including the increasing number of financial institutions evaluating the impact of climate change on their investment decisions; the extent and duration of the COVID-19 pandemic and the related impacts to our business, operations and financial condition resulting from the outbreak of COVID-19 including, but not limited to, disruption of businesses in our territories, supply chain disruptions, additional costs, workforce impacts and governmental and regulatory responses to the pandemic, such as the moratoriums on utility disconnections and workforce vaccination mandates imposed at varying points throughout the pandemic; actions that may be taken by credit rating agencies that could negatively affect either our access to or terms of financing or our financial condition and liquidity; changes in assumptions regarding factors such as economic conditions within our territories, the reliability of our transmission and distribution system, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; changes in customers’ demand for power, including, but not limited to, economic conditions, the impact of climate change, or energy efficiency and peak demand reduction mandates; the potential of non-compliance with debt covenants in our credit facilities; the ability to comply with applicable reliability standards and energy efficiency and peak demand reduction mandates; changes to environmental laws and regulations, including, but not limited to, those related to climate change; labor disruptions by our unionized workforce; changes to significant accounting policies; any changes in tax laws or regulations, or adverse tax audit results or rulings; and the risks and other factors discussed from time to time in our Securities and Exchange Commission (“SEC”) filings. Dividends declared from time to time on FirstEnergy’s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy’s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating.

These forward-looking statements are also qualified by, and should be read together with, the risk factors included in FirstEnergy’s filings with the SEC, including, but not limited to, the most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any obligation to update or revise, except as required by law, any forward-looking statements contained herein or in the information incorporated by reference as a result of new information, future events or otherwise.

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